EXHIBIT 99.1

INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO
RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST-CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO COST EFFECTIVELY MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING CONTAINING THE GROWTH OF ITS MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES; THE COMPANY'S ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING AND TO ACTUALLY SPEND SUCH FUNDS TO THE EXTENT AVAILABLE, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; VOLATILITY IN THE VALUATION ASSUMPTIONS FOR THE INTEREST-ONLY (I/O) STRIP RELATING TO TRS'LENDING SECURITIZATIONS; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM CONTINUING GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE

CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; AEFA'S ABILITY TO DEVELOP AND ROLL OUT NEW AND ATTRACTIVE PRODUCTS TO CLIENTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY MUTUAL FUNDS AND OTHER RETAIL FINANCIAL PRODUCTS TO CLIENTS; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS' BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; THE ULTIMATE OUTCOME IN THE DEPARTMENT OF JUSTICE SUIT AGAINT VISA AND MASTERCARD CHALLENGING THEIR RESTRICTIONS ON MEMBER BANKS ISSUING CARDS ON THE AMERICAN EXPRESS NETWORK IN THE U.S.; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE COSTS AND INTEGRATION OF ACQUISITIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND ITS OTHER REPORTS FILED WITH THE SEC.


--------------------------------------------------------------------------------
                       FINANCIAL COMMUNITY PRESENTATION

                          KENNETH I. CHENAULT REMARKS
                                August 4, 2004
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

--------------------------------------------------------------------------------
TITLE SLIDE
--------------------------------------------------------------------------------

Good afternoon, and welcome to our second financial community meeting of the year.

Let me get right to today's agenda.

--------------------------------------------------------------------------------
AGENDA BUILD
--------------------------------------------------------------------------------

I'll begin with a review of our year to date performance, including a discussion of our major business drivers.

I'll then cover a couple of specific topics - topics we're very focused on across our businesses, and about which I know some of you have raised questions.

--------------------------------------------------------------------------------
AGENDA BUILD
--------------------------------------------------------------------------------

Ed Gilligan - Group President of Global Corporate Services and International Payments - will then take you through the progress we're making in our proprietary card business outside of the U.S.

It's been several years since we presented this topic at one of these meetings, so I thought the timing would be right to give you an update on how we're doing. Ed will take you through our business model, our competitors, the strategies we're implementing and our growth potential.

--------------------------------------------------------------------------------
AGENDA BUILD
--------------------------------------------------------------------------------

We'll then end as always with any questions you may have for me, Ed or the rest of the management team.

                                * * * * * * * *

Let me start with our year to date performance.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Capitalizing on the momentum of the business-building investments we've made over the last 6 to 8 quarters, we generated excellent performance.

Through June, against our long-term financial targets, we met or exceeded all of our objectives.

o  Our diluted earnings per share (after accounting changes) were up 15%;

o  Return on Equity was 21.2%;

o  And revenues grew by 14%.

By now you've seen our 2nd quarter earnings materials, so I won't cover the financial details today.

I thought I'd focus instead on those metrics and highlights most relevant to our growth potential over the moderate to long-term.

Let me start with our TRS businesses.

--------------------------------------------------------------------------------
TRS HIGHLIGHTS
--------------------------------------------------------------------------------

Our performance at TRS has been outstanding so far this year.

As we've discussed before, I believe the breadth of our business in payments is one of our greatest assets.

Multiple customer segments, multiple products, and diverse spend and geography, all make for what I believe is the strongest card business in the industry.

And so far this year, we've been running on all cylinders.

--------------------------------------------------------------------------------
BILLED BUSINESS HIGHLIGHT
--------------------------------------------------------------------------------

Let me start with billed business.

As we discussed at this meeting last year, our strategy in payments is focused on driving spend from our cardmembers, to our merchants.

Through June our reported billings grew at 20%, an exceptionally strong increase, and one that led the industry in terms of organic growth. As billings are the core driver of the TRS P&L, let's look at some of the underlying detail.

--------------------------------------------------------------------------------
BILLINGS COMPONENTS
--------------------------------------------------------------------------------

As we discussed last year when we reviewed our payments business model, billings have two basic components - Cards In Force and Average Cardmember Spending.

Both of these metrics have been the focus of our investment initiatives over the last two years, and I believe our progress is evident.

--------------------------------------------------------------------------------
BILLINGS COMPONENTS -- CIF
--------------------------------------------------------------------------------

Year to date we added 2 million net new cards, and have a year over year growth rate of 7%, slightly ahead of 2003's full year growth of 6%.

Our acquisition efforts across the company are bringing in significant numbers of cards, but also, very importantly, cards of high value.

Because of investments we've made to our risk and information management capabilities, we're better able to segment and target appropriate, high quality prospects.

As a result, our entire acquisition process has become more efficient.

In addition, because of our focus on rewards and the customer experience, our cardmember attrition rates have improved by 180 basis points over the last 18 months, further adding to the net growth in our base.

As all of you know, we must continually balance our objectives of increasing the absolute scale of our card franchise, while simultaneously growing spend within our existing card base. Both are clearly important.

Our focus on high spending cardmembers has formed the basis for our tactics against both of these objectives.

One example of how we're evolving our approach to this balance is how we look at cardmember attrition.

While we never want to lose any cardmember, we recognize that every customer is not equal.

Some cardmembers spend disproportionately higher than others.

So, in terms of retention, we want to make sure that we do everything possible to retain these good, high spenders.

Because of this, in addition to absolute card attrition, "spend attrition" is another important indicator we monitor and manage.

--------------------------------------------------------------------------------
BILLINGS COMPNTS-AVG SPEND
--------------------------------------------------------------------------------

The second component of billings is average cardmember spending.

Because average spend is key to our merchant value proposition, it's an important indicator of the overall health of our card franchise.

This year we've had very strong results, with average spend across our proprietary base up 15%.

And we're seeing that this strength is consistent, regardless of how you look at the numbers.

--------------------------------------------------------------------------------
AVG SPEND BY CUST SEGMENT
--------------------------------------------------------------------------------

Average spend across our customer segments has been strong, with U.S. and international consumers, small businesses and corporations all seeing good growth.

On the corporate front we continue to have a strong pipeline of potential signings and a very good win/loss ratio.

Recent large wins, for example, include British Petroleum's corporate card business and the renewal of our card contract with Siemens.

--------------------------------------------------------------------------------
SPEND BY INDUSTRY
--------------------------------------------------------------------------------

Looking at our billings by major industry sector, we also achieved strong growth.

Here are some numbers for the U.S.

After several years of poor growth, T&E has rebounded, while growth in our retail billings continues to be exceptional.

Most retailers have seen their sales increase this year. But, importantly for us, we're also seeing our spend share at major merchants improve.

For example, we looked at our top 10 retail accounts and matched up our charge volume growth at those retailers against the sales numbers they externally reported for their last reporting period.

When we looked at the side-by-side numbers, we had achieved share gains in all of these top 10 retail merchants - a strong indicator of our increased relevance in the everyday spend category.

--------------------------------------------------------------------------------
SPEND BY GEOGRAPHY
--------------------------------------------------------------------------------

Looking across geographies, our growth is also strong, with all of our proprietary regions and GNS generating double digit growth.

Ed will share some of the specifics on our proprietary growth during his part of today's discussion, so I'll leave the details for later.

--------------------------------------------------------------------------------
BILLINGS COMPNTS - AVG SPEND
--------------------------------------------------------------------------------

Our success in growing average spend has also been the result of investments we've made in merchant coverage.

This is a focus for us in both the U.S. and in major international markets, where coverage is more of a challenge given our relatively smaller scale.

One element of this coverage expansion has been to sign new merchants in existing industry categories - for example, our signings this year of McDonald's, the London Underground, and Safeway Supermarkets - the last major supermarket chain that was still unsigned.

We're also expanding our billings universe by tapping into industries where cash and checks still dominate -- for example, the meeting and events market.

While the vast majority of hotels accept our card for individual travelers, 70% of meetings and events costs, which are estimated at $30 billion in the U.S., continue to be paid by check.

As you can imagine, the spend potential in this segment is substantial.

--------------------------------------------------------------------------------
ROC SIZE
--------------------------------------------------------------------------------

Here you see the average transaction size for this spending category indexed against our other major industries.

For small businesses and corporations, it is easier for them to pay with plastic and, for charges of this size, our product is even easier to use because we don't impose credit limits like the bankcards.

(As a result, Visa, Mastercard and Discover all have a very low penetration within this segment.)

At the same time merchants benefit by moving this type of transaction to plastic because they no longer have to manage an invoicing and collection process.

Meetings and Events, Business to Business, rental apartments .... these are all examples of new industries where plastic is just starting to take off
...... new industries with the potential to even further increase our average cardmember spending.

--------------------------------------------------------------------------------
NILSON AVERAGE SPEND -- 2003
--------------------------------------------------------------------------------

While we don't have market level data available yet for 2004, some industry sources have now compiled full year numbers for 2003.

For example, Nilson recently reported Visa and Mastercard's average spend numbers for the U.S. credit and charge segment.

Looking at our comparable numbers, you can see that our gap, which was already substantial, is widening .... further evidence that our investments in spend initiatives are paying off.

--------------------------------------------------------------------------------
CARD SHARE
--------------------------------------------------------------------------------

Nilson's worldwide share data for 2003 showed a similar picture.

Of the 5 major card networks, we gained the largest share last year, up 17 bp.

As Nilson's estimates cover global purchase volume, including debit, this clearly indicates the progress we've made.

Now, let me add one caveat.

As the different networks use different accounting and reporting, I'm not always sure that the Nilson share numbers are fully comparable.

But I will tell you that our internal card share assessment, which is quite thorough and in which I have strong confidence, does directionally show the same results.

So, to me, the progress we've made is both clearly evident and supported.

--------------------------------------------------------------------------------
TRS HIGHLIGHTS - LOAN GROWTH
--------------------------------------------------------------------------------

Growth in loans has also been relatively strong this year, up 7% on a managed basis against last year.*

This growth has moderated somewhat from the 12% to 16% growth we'd seen in several of the last quarters, but this decrease has been prevalent across the industry.

In fact, our 7% growth still puts us in a very solid competitive position when compared against the organic growth of most of our peers.

The moderation in our growth rate is primarily due to two factors.

First, with a greater proportion of our investments focused on driving spend, we've specifically made tradeoffs to eliminate some of our low-margin balance transfer efforts. Second, because of the overall economic environment and our focus on spend-based cardmembers in both our existing and prospect base, our paydown rates have increased.

This is good news for our charge volume growth and our credit performance, but it does serve to reduce our AR growth.

We're clearly still gaining and growing AR, but in many cases it's as an outcome of our initiatives to drive spend.

We currently have some very compelling investment opportunities that specifically advance our spend-centric strategy.

So, because we've made these investments a priority, we've eased back somewhat on the acquisition of balances.

  * Managed basis includes owned and securitized loans. On a GAAP basis, loan growth was 17%.

--------------------------------------------------------------------------------
PAYMENTS HIGHLIGHTS
--------------------------------------------------------------------------------

The next core element of our YTD performance has been credit.

As you've all seen by now, we put up some very strong numbers again this quarter.
--------------------------------------------------------------------------------
CHARGE CARD NET LOSS RATIO
--------------------------------------------------------------------------------

For charge card, our net loss ratio continues to be at historically low rates...

--------------------------------------------------------------------------------
WRITEOFF RATES
--------------------------------------------------------------------------------

...... while our worldwide lending writeoff rates on a managed basis have been consistently improving, and are the lowest among our major peers.

--------------------------------------------------------------------------------
COVERAGE RATIOS
--------------------------------------------------------------------------------

We're seeing the benefit of these metrics directly in our P&L, of course.

But it's also important to note that we're keeping our credit reserves strong.

As you can see here, we continue to grow or maintain our coverage ratios at relatively high levels for both charge and lending.
--------------------------------------------------------------------------------
MARKETING/MR
--------------------------------------------------------------------------------

The final driver I want to talk about within payments is our marketing, promotion, rewards and cardmember service costs.

On a year to date basis, while these costs have risen 34%, I'm showing this indicator as positive.

The two largest elements of this P&L line are our marketing and rewards costs, both of which had a very direct impact on our strong revenue performance.

--------------------------------------------------------------------------------
MARKETING GRAPHIC
--------------------------------------------------------------------------------

A large proportion of our business building initiatives have been marketing related.

The card acquisition programs we implement, the international advertising campaign you saw as you came in today, many of the merchant promotions we run
....... all are reflected within this line.

We've been growing these costs consistently over the last two years.

And, with the resulting higher spend and double digit transaction growth we've generated, our strong metric, revenue and earnings performance has been the outcome.

--------------------------------------------------------------------------------
REWARDS GRAPHIC
--------------------------------------------------------------------------------

The second large component here is rewards.

By now you should all be familiar with the economics of our rewards strategy and the favorable impact it has on billings, credit, float, retention and acquisition.

In today's competitive market, rewards have become more prevalent, particularly in pursuing and retaining high value, high spending cardmembers.

In many ways, we've been the market mover in this area, and our competitors have been quite active as they try and catch up.

Our higher margins and the breadth and depth of our reward options have allowed us to create strong value propositions for our cardmembers, both in the U.S. and across international.

As a result, rewards penetration within our base has been increasing, as has our redemption rate.

Higher penetration and redemption levels do increase costs, but healthy earn rates and redemption rates are signs of an engaged customer ..... and that, at the end of the day, is what ultimately drives profits.

So, as we assess our rewards program, our goal is not to minimize costs, but to optimize our overall economics.

Because we work with our merchant partners to offer a wide range of rewards and benefits at varying cost and value levels, we gain flexibility in how we promote and position our redemption options to our cardmembers..... a flexibility that I believe is unique to us, given that we're both a merchant network and an issuer.

--------------------------------------------------------------------------------
MARKETING/REWARDS
--------------------------------------------------------------------------------

I believe our marketing and reward programs are well managed and give us good payback.

As with any aspect of our business we continually look to improve our analyses, processes and controls to do an even better job.

And that's certainly the case with these costs, particularly given their size and importance to our business.

--------------------------------------------------------------------------------
TRAVEL INDICATORS
--------------------------------------------------------------------------------

The final TRS highlights I want to cover are Travel and Travelers Cheque
Sales.

As I mentioned earlier when discussing our billings, volumes in the travel industry have strengthened during the year, and we're clearly seeing this trend beyond just our card billings.

Through June total travel sales are up 32%. Excluding our 2003 acquisition of Rosenbluth International, our organic sales are up 19%.

In addition to our existing customers being out on the road more, we also have a strong sales pipeline and are making some impressive account wins.

So far this year some of our big wins include General Motors and the European Defense and Space Agency.

With the integration of Rosenbluth now complete, Travel has been generating good overall performance.

We've retained over 90% of Rosenbluth's customer accounts, while also exceeding the cost synergy assumptions we made at the time of the acquisition.

Finally, Travelers Cheque is another indicator of the stronger travel market.

After 3 years of declines, travelers cheque and prepaid product sales are once again positive, up 7% through June.

                                * * * * * * * *

--------------------------------------------------------------------------------
TRS HIGHLIGHTS
--------------------------------------------------------------------------------

So, as I said earlier, TRS is clearly hitting on all cylinders, with excellent performance to date.

--------------------------------------------------------------------------------
FINANCIAL ADV HIGHLIGHTS
--------------------------------------------------------------------------------

Performance at Financial Advisors also had many strong elements, but the environment has clearly presented challenges for the entire financial services industry.

--------------------------------------------------------------------------------
FINANCIAL ADV - REVENUE/NI
--------------------------------------------------------------------------------

Even with the environment, we've generated strong revenue and earnings growth so far this year.

And, on a relative basis, we've stacked up quite well against the comparable business segments of our peers ..... even when looking just at our organic numbers.

--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------

Against last year, assets owned, managed or administered rose 55% including our Threadneedle acquisition, and 21% on an organic basis.

--------------------------------------------------------------------------------
ADVISORS
--------------------------------------------------------------------------------

Against prior year, our advisor force was up 2% but down slightly from the first quarter.

Our actions to implement more stringent hiring and advisor appointment standards did slow our growth during the second quarter.

Over time, however, we expect to see the benefits from these changes in improved productivity and advisor retention, and lower hiring and training costs.

--------------------------------------------------------------------------------
PLANNING/ADVICE FEES/SALES
--------------------------------------------------------------------------------

Planning and advice fees grew by 11%, and sales generated through planning and advice services represented 75% of total sales.

While clients have been reluctant to increase investment levels given the uncertainty in the markets, they have increased their planning activity ....
setting the stage for potentially stronger sales once confidence in the markets improves.

--------------------------------------------------------------------------------
CASH SALES
--------------------------------------------------------------------------------

Cash sales for the year are up 22%, reflecting strong sales of insurance and non-proprietary funds offered within our "wrap" accounts.

--------------------------------------------------------------------------------
FUND PERFORMANCE
--------------------------------------------------------------------------------

In terms of proprietary mutual funds, our fixed income performance this year is better and has been improving over the past year and a half.

On the equity side, while we have seen improved performance since new managers have assumed portfolio management duties, some of our equity funds have underperformed during the past several quarters against peers and internal targets.

--------------------------------------------------------------------------------
AEFA HIGHLIGHTS
--------------------------------------------------------------------------------

The financial services industry continues to struggle with a less than robust market, investor uncertainty, and regulatory issues.

Despite these challenges, Financial Advisors continues to be relatively well positioned against its peers.

Because we clearly can't improve the environment, Jim Cracchiolo and his team have remained focused on execution as they continue to implement changes and gain traction against many aspects of our strategy.

                             * * * * * * * * * * *

--------------------------------------------------------------------------------
BLUE BOX
--------------------------------------------------------------------------------

So those are our year to date performance highlights.

As I said earlier, I believe we generated excellent performance.

Before moving on to our business presentation, I did want to comment briefly on a few more topics ..... topics that are firmly on our radar screen, as I know they are on yours.

As these items are sure to come up during the Q and A, I thought I'd cover some of the basics now in order to address common questions that might be out there.

--------------------------------------------------------------------------------
AREAS OF FOCUS - MARGINS
--------------------------------------------------------------------------------

In terms of the consolidated company, one area we continue to focus on and, I believe, successfully manage, has been our overall margins.

The improvements we've made in interest and provision, and to key operating functions and processes, have enabled us to re-invest in our core business growth and improve our flexibility.

Our ongoing reengineering activities continue to favorably, and materially, impact our results.

We remain on track to achieve our $1 billion reengineering target for 2004, and we already have a number of projects underway that will generate additional benefits in 2005.

Our base operating expenses remain very well controlled.

We're tightly controlling our non-investment discretionary spending, and our employee levels (except for our acquisitions) have remained generally flat for the last two years.

On a year over year basis, our growth in operating expenses has been driven by a couple of business factors:

First, in the Human Resource and Other Operating expense lines, acquisitions have added 7% and 3% of our expense growth, respectively.

The integrations of Threadneedle and Rosenbluth - both just about complete - have gone very well, and both are achieving cost synergies at or above the levels we expected at the time of acquisition.

Second, our employee compensation and benefit costs have been increasing, primarily due to the expensing of stock options, and - like most other companies -- from rising health care costs.

In addition, the sales growth at Financial Advisors has resulted in higher commissions being paid to our advisors.

Also at Financial Advisors, and like others in financial services, we've incurred costs due to increased litigation and regulatory activity underway across the mutual fund industry.

Finally, while many of our business building initiatives impact our marketing line, a number also impact operating expenses.

The spending we've done to increase the efficiency of our infrastructure and improve our customer experience is primarily focused on technology, which is a large driver of other operating expenses.

--------------------------------------------------------------------------------
AREAS OF FOCUS - DISCNT RATE
--------------------------------------------------------------------------------

Another area of ongoing focus has been our discount rate.

Our rate is a key driver of our earnings and, as you all know, is an important outcome of our higher cardmember spending.

Over the last few years, as we've diversified our billings base and expanded our relevance for cardmembers, I believe we've managed this element of our economics very well.

Our discount rate, across most markets and most industries, continues to be higher than our competitors, although this gap has been decreasing as Visa and Mastercard have recently forced through rate increases to their U.S. merchant base.

Because of our continued focus on the merchant we've largely been able to retain our premium rates and, in some cases, actually raise rates when we've shown we've provided increased value.

--------------------------------------------------------------------------------
DISCOUNT RATE TREND
--------------------------------------------------------------------------------

The gradual reduction in our rate over the last several years, which you see here, has largely been the result of our planned mix shift from T&E industries, into more retail and everyday spend categories.

--------------------------------------------------------------------------------
DISCNT RATE VS. BILLED BUS MIX
--------------------------------------------------------------------------------

You may remember this slide from last year, when we discussed our card business model at length.

Because our retail and everyday spend merchants are generally at lower, though still premium, discount rates, the higher growth we've had in this category of spending (particularly over the last few years) serves to lower our consolidated rate strictly due to the impact of mix shift.

(The billing numbers you see here are for the U.S. only, but they're indicative of the shift we're making on a global basis.)

Having this far broader merchant base has lowered our calculated discount rate but, at the same time, it has substantially strengthened the health of our franchise, increased our processing scale and made us far more relevant in the marketplace.

--------------------------------------------------------------------------------
AREAS OF FOCUS - DSCT RATE
--------------------------------------------------------------------------------

We do selectively face rate issues around the world -- in some cases these issues are raised by merchants, while in other cases they're raised by regulators, such as in Australia.

We expect to have ongoing challenges to our discount rate, but this is really no different from what David House and his team already manage every day.

In thinking about this trend, it's important to recognize a number of points.

First, we believe our discount rate appropriately reflects the value of our higher spending customer - and that merchants understand and recognize this value.

Second, we've added economic flexibility to our payments business model, which allows us to more effectively manage our overall margin, even as one element of it may go up or down.

Third, by increasing our scale and running many more transactions through our network, we're able to significantly improve our unit costs.

Finally, there are the characteristics of the non-T&E spend we've have been adding over the last several years.

While some of that spend may come onto the books at a lower absolute discount rate, in many cases its profitability is actually higher.

Think about the Meetings and Events example I mentioned earlier.

While the discount rate we charge in this industry may not be as high as in some categories, our on-going marketing costs are minimal, and our fraud and cardmember dispute costs are also very low.

So while our discount rate may be below our global average, our overall profitability within this industry is actually enhanced.

There are a lot of inter-relationships across our P&L, not all of which can be individually seen.

Whether it's Membership Rewards or our merchant fees, we can't and don't focus just on a single P&L line item when we assess our business.

Instead, we manage our overall profitability -- which, at the end of the day, is really what drives value for our shareholders.

And which, I believe, we've successfully achieved given our 30%+ returns at TRS.

--------------------------------------------------------------------------------
AREA OF FOCUS -- GNS
--------------------------------------------------------------------------------

With the U.S. launch of our MBNA network card expected in the fourth quarter, some have asked how these products will affect our proprietary base.

While we recognize this as a potential issue, we believe we can appropriately manage both our GNS and proprietary businesses to the net benefit of our entire network.

We've been in the network business outside of the U.S. for several years now, and we do have experience with this issue.

So, I thought it would be useful today to share some results from a couple of those markets ..... markets where we have both a proprietary business and a network issuer, or issuers.

I tried to pick examples that met a couple of criteria.
First, where our proprietary business had some reasonable relevance in the market prior to signing a GNS partner; and second, where we had several years of results to look at.

As a number of our partnerships are still relatively "young" I wanted to make sure the examples I shared had a track record in order to make the analysis worthwhile.

Our first example is Argentina.

--------------------------------------------------------------------------------
ARGENTINA CARDS IN FORCE
--------------------------------------------------------------------------------

In terms of cards in force, you can see that since we first launched GNS in 1999 we've more than doubled our overall card share in the market.

While our network partners have had good success in acquiring cards, you can see that the share of our proprietary base has also grown.

Puerto Rico is another example of this.

--------------------------------------------------------------------------------
PUERTO RICO CARD SHARE
--------------------------------------------------------------------------------

Our partnership with Banco Popular, which was launched in 1997, clearly increased the number of American Express branded cards in the market.

But our overall card share growth has been fueled by our proprietary cards-in-force as well.

--------------------------------------------------------------------------------
AREAS OF FOCUS -- GNS
--------------------------------------------------------------------------------

So as you can see from both of these examples, we do have success in growing both our network and proprietary businesses within the same market.

This is clearly a very complex task, but I believe we've been able to manage it effectively for several reasons.

First, our partners know their business and their customers.

They're able to come up with relevant value propositions that provide choice for their customers, and therefore spending for our network.

At the same time, the managers of our proprietary businesses are creative and highly competitive.

They bring a wide range of assets and capabilities to the table, including well-proven marketing skills.

These employees are focused on growth, on the customer, and on having a winning product in the marketplace.

Across both of these businesses, our overall strategy is to generate additional spend for the American Express network.

It's about better meeting customer needs, increasing the size of the entire pie, and growing profitable market share for all parts of our business.

--------------------------------------------------------------------------------
AREA OF FOCUS- MUTUAL FUNDS
--------------------------------------------------------------------------------

The final issue I want to mention is the ongoing regulatory reviews underway across the mutual fund industry.

As you know, in the last year the mutual fund and broker dealer businesses have undergone intense, unprecedented scrutiny from state and federal regulators.

Like others in the industry we have received our share of information requests and are cooperating fully.

Some of these have concluded, like breakpoints, while others, like revenue sharing, continue. While I obviously won't comment specifically on pending and confidential matters, I want you to know that we are taking the situation quite seriously, as you would expect.

We continue to invest in compliance systems, personnel and infrastructure that will allow us to meet the raised expectations of our regulators and customers.

This is entirely consistent with our heritage of integrity and trust at Financial Advisors, and our long standing commitment to our clients.

Not every firm will have the culture, leadership, financial resources and follow-through to compete successfully in this new environment.

We have always made compliance a priority across the Company. And we are now making it even stronger.

                               * * * * * * * * *

--------------------------------------------------------------------------------
TITLE SLIDE
--------------------------------------------------------------------------------

Let me close out my comments on the company's overall performance with the following.

I believe our performance over the first 6 months of the year has been excellent.

As I've mentioned to all of you before, one benefit we have as a company is the diversity of our businesses.

If one unit hits a weak period, we have other units that can compensate for, and balance out, our overall performance.

So far this year, however, we haven't had to rely on that diversity. Our growth has been strong - and consistent -- across all of our major businesses.

As you know, the basic math for our growth rates in the second half of the year becomes a little harder.

The economy and the markets strengthened over the course of last year, and our 2003 performance strengthened accordingly.

Therefore this gives us a harder grow-over task during the latter half of 2004.

For any company to generate shareholder value over the moderate to long-term, three core elements must be present: growth, profitability and stability.

o In terms of growth, I think our results speak for themselves.

  Our revenue and metric performance has been excellent.

  We're continuing to invest in future growth, and we have a pipeline of competitive opportunities with the potential to sustain that growth.

o Our profitability is also strong.

  We've generated returns well above our cost of capital and above our stated ROE target of 18% to 20%. This performance has allowed us to return a relatively high proportion of our generated capital back to investors.

  While our long-term goal is to return two thirds of our generated capital to shareholders, to date in 2004 we returned 91%.

  Our continued focus on margins, our reengineering activities, the ongoing optimization of our asset base and investment initiatives .....
  all help to sustain our returns and further drive shareholder value.

o Finally, consistency.

  This element has the greatest degree of difficulty because it can be impacted by conditions and events outside of the control of any business manager.

  Our goal has been to focus on what we can control about our own stability and consistency.

       Against this objective are the steps we've taken to diversify our businesses, to reduce our overall risk profile, and to improve our flexibility and contingency planning.

       While we can never eliminate all of the risk factors that may impact our business, by taking the actions we have in this area I believe we're better positioned, on a relative basis, to do well under a range of economic conditions.

And finally, behind all of these results is our organization ... an organization that has strong morale, talent and leadership, and even stronger values.

The combination of all of these elements is what I believe sets us apart from our peers ...... and makes us better positioned to sustain the shareholder value we generate over the moderate to long-term.

--------------------------------------------------------------------------------
ED GILLIGAN TITLE SLIDE
--------------------------------------------------------------------------------

One excellent example of all of the strengths I just mentioned - growth opportunity, diversity, and management talent -- is our International proprietary card business.

We've had good success across international for a number of years, and I firmly believe in our potential.

To me, succeeding in an international market is not about duplicating what works in the U.S.

Instead, success in international payments comes when you effectively match global capabilities with local relevance, while optimizing your financial and human resources.

This was the objective I laid out for Ed Gilligan last year when I asked him to take on responsibility for international payments in addition to his Global Corporate Services portfolio.

And I believe, one year later, the perspective he's brought to his expanded international role has clarified our goals in this business and better focused our actions.

So with that, let me now ask Ed Gilligan - Group President of Global Corporate Services and International Payments - to come up and take you through our international proprietary businesses, including our progress, and our potential.

Ed........

--------------------------------------------------------------------------------
                       FINANCIAL COMMUNITY PRESENTATION

                          EDWARD P. GILLIGAN REMARKS
                                August 4, 2004
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

--------------------------------------------------------------------------------
BLUE BOX
--------------------------------------------------------------------------------

Thanks Ken.  Good afternoon, ladies and gentlemen.

It's a pleasure to be here.

Today, I will touch on our principal international businesses. My focus will be primarily on our consumer card products, but I will also discuss how our commercial cards contribute to our strategy.

Before I get to the heart of my remarks, I'd like to make a few comments on the industry and the environment in which we operate.

Our international card business has contended with a wide array of economic challenges over the past few years. Softness in Europe's economy, recessions in Japan and Hong Kong, the impact of SARS, and monetary crises in Latin America, all had an affect on our business. But as I will discuss in a few minutes, we were able to profitably weather the storm thanks to our flexibility and focus. Having 2 dozen key proprietary issuing markets, gives us the scope to optimize our portfolio of businesses, by moving investments to markets where the opportunity for growth is the greatest. Additionally, our affluent customer base was less affected by the various economic challenges.

We've been navigating these markets for the past 150 years and I'd like to review some of our history.

--------------------------------------------------------------------------------
AXP HISTORY IN INTERNATIONAL
--------------------------------------------------------------------------------

Here are a few milestones. We have had a presence outside the United States almost since the time the company was formed. In fact in 1852, we had an agent in Acapulco to arrange shipping for our customers.

o In 1891 the first Travelers Cheque was cashed overseas in Leipzig.

o Our first overseas office opened in 1895 in Paris.

o It was followed the next year by an office in London where one of the first customers was Mark Twain.

o In 1916, we continued our global expansion with an office in Buenos Aires.

o And that same year, we established a presence in Manila

I show you these pictures not only to engage in some nostalgia, but also to make a few important points:

o We have a long history of successfully operating in markets across the globe

o We have a depth of experience in working with a multitude of cultures and regulatory systems, and

o We have built up local knowledge over many years in our key international markets.

150 years ago, we were in the vanguard of companies that expanded beyond the US borders. Today we are truly global. Outside the US, our brand has an advantage that is unique in the industry, and we have built a reputation for dependability, quality, and longevity that we believe none of our competitors can duplicate.

--------------------------------------------------------------------------------
KEY CHARACTERISTICS OF OUR INTERNATIONAL BUSINESS
--------------------------------------------------------------------------------

Our international business has grown from those beginnings to an enterprise with global reach.

We have achieved significant scale and flexibility, which we believe is critical for a successful global operation.

We have also created a platform for innovation in our international businesses. It's often more efficient to experiment and perfect a new product in a smaller market, and then quickly spread it around the world if it proves successful.

And finally, we see a bright future for international. There is growth opportunity in all key markets and we are building on the strength of our unique spend-centric model. The affluent high-spending customer base we focus on, is both large and growing. We serve this market through our consumer cards, through our bank partners, through our small business cards, and through our commercial cards. The growth potential is significant and we are in an excellent competitive position.

As I talk about all these points, I'll divide the discussion into 4 basic questions.

--------------------------------------------------------------------------------
INTERNATIONAL CARD
--------------------------------------------------------------------------------

1. What is the scope of our international business?

2. Who is our competition?

3. What is our strategy?

4. What are our growth prospects?

Let's begin with a look at the scope of our international business.

--------------------------------------------------------------------------------
PUTTING THE BUSINESS ON THE MAP
--------------------------------------------------------------------------------

We have a very strong presence outside the US. And, unlike most other card companies, we are in many international markets - not just a few. In fact we believe you can't be a truly global brand without a presence in a large number of countries.

Our international presence starts with our proprietary markets. We offer local currency cards in 24 countries. In addition, we issue US dollar or euro cards all around the world. These products are designed for affluent consumers who travel frequently and want to protect themselves from fluctuations in their local currency.

As David House discussed at our meeting last February, we also have agreements with banks and other financial institutions to issue cards through our Global Network Services business. To date, we have more than 80 GNS partnerships in over 90 countries. The MBNA deal we announced earlier this year is a US example of a GNS partnership. Outside the US, many of our GNS partners don't just issue cards, they also acquire merchants for the American Express network.

Let me mention some other facts about our international presence.

o The American Express card is accepted by millions of merchants around the world. We estimate that our merchant network outside the US accommodates over 80% of our cardmembers' general purpose charge and credit card spending.

o The Travelers Cheque is issued in 9 currencies and has global acceptance.

o We have a global network of travel agencies - both owned offices and franchisees.

o American Express Bank has a long-standing presence in 45 countries.

o And we have expanded our non-US investment capabilities with the purchase of Threadneedle Asset Management in the UK

-------------------------------------------------------------
2003 FACTS - TOTAL INTERNATIONAL

Here are some basic facts on our international businesses that include our international consumer cards, Global Corporate Services, Global Network and Establishment Services, Threadneedle, and American Express Bank.

o We have 36 thousand employees outside the US.

o We had over 24 million cards in force at the end of last year and had 90 billion dollars in billings.

o American Express Bank had over 16 billion dollars in assets under management.

o And Threadneedle had 84.7 billion dollars in assets under management, as of our acquisition on September 30, 2003.

--------------------------------------------------------------------------------
JUNE YTD INTERNATIONAL GROWTH
--------------------------------------------------------------------------------

Just to give you a quick update on where we are at mid-year, let's take a look at some key statistics.

o Our cards in force grew at a combined rate of 10%,

o Billed business grew 25%.(restated for currency conversion, growth was still strong at 15%) and

o Loans grew by 6%

--------------------------------------------------------------------------------
INTERNATIONAL CARD
--------------------------------------------------------------------------------

Now let me briefly compare our international card business to those of our principal competitors.

--------------------------------------------------------------------------------
GLOBAL COMPETITORS
--------------------------------------------------------------------------------

Our competition consists of a mix of global and local players.

In the aggregate, we are the largest issuer internationally in terms of Billings. Yet we face formidable competitors virtually everywhere.

Despite this heavy competition, our focus on the affluent and commercial segments, and our global scope, set us apart from our competition, and give us the advantage of highest total billings as well as higher billings per cardmember.

--------------------------------------------------------------------------------
GLOBAL COMPETITORS
--------------------------------------------------------------------------------
Globally, we view Citibank and HSBC as our strongest competitors as they offer card products in a large number of markets. MBNA and CapitalOne have been successful in introducing cards in a few countries, but currently their international presence is still highly concentrated.

--------------------------------------------------------------------------------
GLOBAL COMPETITORS
--------------------------------------------------------------------------------

As you can see, we have significantly higher billings and more cards in force than any of these competitors. These numbers indicate that we have a stronger ratio of billings to cards, which is a key difference in our business model. For example, compared to HSBC, we have 20% more cards, but our billings are almost double. That's because we are focused on a large number of high spending customers, rather than just cards in force. And you will see in a few minutes why that is important.

--------------------------------------------------------------------------------
INTERNATIONAL CARD
--------------------------------------------------------------------------------

I would now like to shift to the focus of today's discussion: our proprietary card strategy. When I talk about proprietary cards, I am referring to both the consumer and commercial cards that we issue.

--------------------------------------------------------------------------------
2003 & 2004 FACTS
--------------------------------------------------------------------------------

As I begin this part of the discussion, I would like to share with you a few facts that illustrate how we are specifically focused on high spending cardmembers, and how that focus applies across a large number of markets.

o The top 25% of our cardmembers average 18 thousand dollars annually in spending. And we have segmented our services to focus on them.

o Our largest international consumer account was in Australia where a cardmember spent 5 million US dollars in a 12-month period.

o Our largest Corporate account headquartered outside the US billed 800 million dollars last year.

o Globally, we processed 337 million transactions through June of this year. That's 21 transactions per second.

o We have 6.6 customer interactions every second in International.

That should give you a flavor of the spending behavior of our customer base. Let me now talk about the business model that drives high spending.

--------------------------------------------------------------------------------
AXP SPEND MODEL
--------------------------------------------------------------------------------

Those of you who were here for Al Kelly's presentation last year will remember this model. It also applies to our international payment businesses.

The spend-centric model starts with a customer proposition that provides premium value. Across the globe, we believe we are uniquely positioned to create consistent premium value offerings for our cardmembers.

This attracts a customer base that spends far more on average compared to Visa or MasterCard. These higher spenders also have higher insistence on using their American Express cards, thanks to our loyalty programs.

And because they spend more and insist on using their American Express cards, we are able to earn a premium discount rate from merchants. We invest some of that premium discount in driving even more spending to merchants, thereby creating a stronger value proposition for cardmembers and merchants alike.

The entire model is supported by a high quality customer experience.

Affluent customers have many similar characteristics around the world, which means that we can meet most of their needs through a common set of value propositions:
o They are brand conscious and have a strong brand affinity
o They like our rewards programs,
o They expect flawless service, and
o Most of them travel frequently

This focus on the battle for the affluent high spender is critical to our business model, and is one that plays to our strengths. And it is a battle in which we are making good progress.

Before we move on, I want to say that I am going to be using some country-level data to show you how our spend-centric strategy is working. In each case, I will use local currency so that there is no distortion caused by the effects of a weakening dollar.

--------------------------------------------------------------------------------
HIGHER SPEND BY MARKET
--------------------------------------------------------------------------------

These graphs clearly demonstrate the lead we hold over Visa and MasterCard in capturing the high spending consumer's business.

Germany is a market in which consumers rely heavily on cash and debit cards for most purchases. But as you can see in the first set of bar graphs, in the charge and credit card sector, our average spend is almost double that of spending on Visa and MasterCard.

In Japan, despite a recessionary economic environment, we have been able to generate consistently high spend within our base.

And in Mexico, our historic focus on high spending consumers has built a solid foundation, which allows us to sustain our spend advantage despite the entry of US and Spanish banks into the market.

In both Japan and Mexico, our average spend is almost triple those of Visa and MasterCard.

--------------------------------------------------------------------------------
HIGHER SPEND - BY COMPETITOR
--------------------------------------------------------------------------------

Now look at how this breaks down by competitor in two other markets, the UK and Brazil.

In both markets, we enjoy a spend advantage that is much greater than that of each of our major local competitors. As you can see on these graphs, our average spend per card is 2 to 3 times higher than that of our closest competitors.

I just gave you a quick look at five countries, but the pattern of significantly higher average spend holds true for almost all of our international proprietary markets.

--------------------------------------------------------------------------------
UNIQUE BUSINESS MODEL
--------------------------------------------------------------------------------

Now let me talk about 3 critical components of our business model that we believe give us a unique advantage:

o We have a clear focus on the customer
o Our network operates as a closed loop encompassing relationships with both the customer and the merchant
o We have a global approach to managing the business

I'll begin by talking about how we match our products to our target customer segments.

--------------------------------------------------------------------------------
CUSTOMER FOCUSED APPROACH
--------------------------------------------------------------------------------

Let's look at our customer-focused approach. As I've said, we have designed our strategy to generate higher spend. It consists of acquiring, deepening, and broadening relationships with high value cardmembers.

To acquire customers, we have developed premium products designed to reach specific segments. We are increasingly expanding distribution channels, especially partnerships, to optimize the acquisition process.

Having acquired customers, the next step is to deepen relationships and increase our share of wallet. Here again, we take a segmented approach to loyalty and servicing. And Membership Rewards plays a key role in deepening our relationships with many of our most profitable customers.

Finally, to broaden our relationships, we cross sell travel, insurance, personal loans, and retail financial services.

Throughout this whole process, we must provide a superior customer experience.

That's the quick overview. Now let me come back and drill down starting with acquisition.

--------------------------------------------------------------------------------
BROAD PRODUCT SET
--------------------------------------------------------------------------------

The key to successfully acquiring customers is to target the right products to the right prospects. Our card portfolio focuses on distinct customer segments, and is divided into five product lines.

In our international markets, we have a strong set of premium charge cards like those we offer in the United States.

We have the green, Gold, Platinum, and Centurion cards. Most of our proprietary markets now issue Platinum cards, and we have introduced the Centurion card in 6 international markets: The UK, Germany, Hong Kong, Mexico, Japan, and Australia. The Centurion Card will be launched in a number of additional countries over the short to medium term.

On the revolve side, we offer lending products in many places. Increasingly, revolve products are becoming a key part of bringing new customers into the franchise. These products also meet the needs of some segments of our current base who want the flexibility of a revolving product.

Next are co-brands, which are becoming an increasingly important part of our strategy. We have consumer co-branded cards with partners such as British Airways, Singapore Airlines, AeroMexico, BMW, Air Canada, and Costco. Co-brands are a key component of our strategy. These cards not only cover a broad set of spending categories, they are partnerships with strong, well-known brands.

We have an equally compelling and tailored set of products for small businesses, that provide valuable financial management tools for these customers.

And of course we have an extensive range of commercial cards that offer unrivalled expense management capabilities for mid-size and large corporations. In several markets, we have introduced co-branded commercial cards linked to airline rewards programs. These products, though relatively new, are already showing strong promise, both in terms of account acquisition and usage.

Overall, this comprehensive product range provides us with the flexibility to offer unique and very competitive value propositions. We are not a mass-market player, rather, we target the affluent consumer segment and small to large businesses. For consumers, we recognize that there are many discrete segments. And we have a specific plan to target them.

--------------------------------------------------------------------------------
SEGMENTED APPROACH -- ITALY
--------------------------------------------------------------------------------

Let me give you an example of how this plays out in the real world. This is how we target customers with a broad range of products in Italy.

These are the consumer segments. The example is Italy, but it is representative of our other international markets. We have identified four distinct segments:

o Frequent flyers, who are interested in travel rewards and benefits
o Domestic affluents, who are motivated by non-travel rewards
o Pre-Affluents, who want more flexibility and who tend to prefer lending products, and
o Small Businesses, who are looking for financial control and savings.

Frequent flyers are among our highest spending cardmembers. Their needs are met by both our Platinum Card and our co-branded Alitalia card.

The Domestic Affluents travel less, but are still interested in our premium product features such as Membership Rewards. So the Gold Card is the product for them. We also have cards affiliated with major Italian soccer teams that appeal to this segment.

The pre-affluent have specific lifestyle needs that are best met by our Blue Card or our Gold revolve product.

And lastly, we have successfully attracted small businesses through our Gold Business Card and an Alitalia co-brand designed for small enterprises.

This strategy, combined with a bank distribution system, has made Italy one of our more successful markets. When the Italian economy was growing by 1.4% over the past few years, our reported billings were up 13%.

--------------------------------------------------------------------------------
IMPORTANCE OF PARTNERS
--------------------------------------------------------------------------------

Now let's look at the important role partners are playing in acquiring customers. To help meet the dual imperatives of relevance and scale, we concluded that a partnership strategy was essential in international.

These May Year-To-Date numbers show that partnerships account for almost one third of all acquisition in our proprietary international markets. Of that, 37% is through airline co-brands, and the rest are with non-airline partners like BMW and Costco.

--------------------------------------------------------------------------------
AIRLINE CO-BRAND KLM
--------------------------------------------------------------------------------

Among our most effective partnerships are those with airlines. By partnering with a national carrier, we have been able to transform our business in several key markets.

The Netherlands is a prime example. In November 2003, we launched a range of co-brand cards with KLM. These cards have a unique value proposition that ties directly into KLM's four-tiered frequent flyer program.

And while it's still early, the numbers show that this product is a success. The annualized average spend on the KLM card is 11 thousand dollars. This card jump-started our business in the Netherlands and, as you can see, June year-to-date billed business is up 40% and our new cards acquired are up 60%.

--------------------------------------------------------------------------------
AIRLINE CO-BRAND AIR FRANCE
--------------------------------------------------------------------------------

Our co-brand card with Air France has shown similarly impressive results. This is a more mature product, but it clearly has added high-spending cardmembers to our franchise. Today, half of our high spending French cardmembers carry the Air France card. This product has allowed us to grow and generate profits despite not having broad penetration into the total French consumer base. And as you can see here, our growth rates in France were strong despite the sluggish French economy.

--------------------------------------------------------------------------------
RETAIL CO-BRAND PARTNERSHIPS
--------------------------------------------------------------------------------

While airlines are important to us, we are also branching out to non-airline partners. Here is an example from Canada where we've partnered with Costco.

Our product serves as both a payment product and the consumer's Costco membership card. It offers a popular cashback feature, and it leverages the strong affinity between Costco and its customer base.

Similar to our experience in the US, the Costco card in Canada has increased our scale and relevance in the market. It has a high penetration rate among consumers and comes with a significantly lower cost of acquisition, thanks to in-store efforts by Costco employees.

You can expect to see more of these types of partnerships.

In addition to expanding our co-brands beyond airlines into retail, we are also widening our distribution channels.

--------------------------------------------------------------------------------
BANK DISTRIBUTION PARTNERSHIPS
--------------------------------------------------------------------------------

As I mentioned before, David House talked about GNS earlier this year.
The GNS business encompasses cards issued by banks on our network. This is not the only relationship we have with banks. We also have agreements in which banks distribute cards issued by American Express to their premium customers. I'll describe one example.

In France, we partnered with Societe Generale to distribute our Gold and Platinum cards. Those cards now generate 25% of the new Gold and Platinum cards we acquire in the market. And the average annual spend on the Societe Generale Gold cards is almost 6,000 dollars. Platinum is 24,000 dollars.

Bank distribution partnerships are complementary to our GNS strategy, and we are expanding the number of other ways that we can work together with banks.

--------------------------------------------------------------------------------
AFFINITIES - AUSTRALIA
--------------------------------------------------------------------------------

Another example of new distribution partnerships is affinity cards. We have been particularly successful in penetrating the affinity card market in Australia, where we have cards with the majority of the largest professional associations. In Australia, affinity cards form a big part of our total revolving portfolio. The data on this slide refer to all of our affinity cards in Australia, and show their contribution to our proprietary consumer lending activities.

One example of a successful affinity card is with CPAs. With a value proposition linked to Membership Rewards, this card is performing well in generating increases in billed business for us.

Affinity cards in general are among our strongest performing cards with high average spend, and low attrition.

--------------------------------------------------------------------------------
AUSTRALIA RESULTS
--------------------------------------------------------------------------------

Our focus on the high spending segment, combined with expanded distribution and co-branded partnerships, has produced strong results in Australia over the past three years.

While our cards in force have increased 14%, our billed business is up 12%. Loans have grown 40% and our revenue is up 16% over that period.

--------------------------------------------------------------------------------
SPEND-BASED INCENTIVES FOR ACQUISITION
--------------------------------------------------------------------------------

Let me now talk about how we use incentives to deepen relationships with high value cardmembers. As I pointed out earlier, in international, our high value cardmember segment spends on average 18 thousand dollars per year.

Across international, most high spending cardmembers have a card that includes Membership Rewards or a co-branded loyalty program. And because we have diversity in our range of rewards, we are not overly dependent on any one partner.

As you know, cardmembers enrolled in rewards programs are very attractive in terms of spend, retention, credit performance, and profitability. This is why we have ramped-up our initiatives to expand reward-linked products across our global card base.

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MEMBERSHIP REWARDS
--------------------------------------------------------------------------------

As in the United States, rewards programs in international are a key competitive differentiator, and they add tremendous value both as a component of our customer proposition and as a loyalty tool.

We have over 12 hundred Membership Rewards partners in international with an average of 70 partners in each country.

And less than 30% of them are in the travel industry.

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MR PARTNERS
--------------------------------------------------------------------------------

As you can see here, the sheer breadth of our reward offerings is unparalleled. This is just a sample of our many rewards partners across the globe.

Cardmembers can redeem their points with 35 airlines and over 275 hotel chains. Our non-travel redemption options include retail - ranging from The Gap to Takashimaya, an upscale Japanese department store. Other redemption categories include dining, spas, charities, movie theatres, automobiles, and special events like the MTV Music Video Awards in Europe.

We are seeing an increase in popularity of the non-air rewards. Redemption volumes on non-air rewards made up 38% of total redemption volume in 2003, up from 31% four years ago. This is a very positive trend, as it demonstrates that giving our customers more choice is gaining in appeal. Branching out into non-air rewards also improves the economics of the program.

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MEMBERSHIP REWARDS
--------------------------------------------------------------------------------

Membership Rewards works for us. These figures clearly demonstrate that cardmembers enrolled in Membership Rewards are our best customers.

o Their average spend is 4 times higher than the rest of our base.
o Voluntary attrition is 40% lower.
o Collection attrition, which is a measure of better credit quality, is 20% lower.
o And despite the increasing costs of Membership Rewards as penetration and usage expand, you can see that this program plays a vital role in our profitability.

Rewards are the foundation of our high spending cardmember strategy and, going forward, we are looking for ways to add more value.

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COMPLEMENTARY BUSINESSES
--------------------------------------------------------------------------------

To broaden relationships, we have complementary businesses that allow us to offer expanded value propositions, generate additional earnings, and differentiate ourselves from our competitors. We believe that we have a broad set of highly relevant products and services to cross-sell to our customers.

Insurance is becoming an important element of our business in international. We are gaining traction with this business, and believe that there is upside with insurance products. As of June 2004, we had 2.9 million policies in force.

I'm sure you are familiar with our global travel network that serves as a constant reminder to traveling cardmembers that we have a worldwide service capability. But we also use our travel business to create unique value propositions for our Platinum and Centurion cardmembers through our Membership Travel organization. This is a group we set up with our most experienced travel experts, to provide a premium travel service and exclusive lifestyle experiences for our most valuable cardmembers.

Two years ago, we reconfigured this service to create more appeal to the affluent segment. It is paying off this year with Membership Travel sales up 21%. So we now have a platform to further build loyalty as we achieve even more penetration of the high spending customer segment.

With personal lending, we are expanding our relationships with cardmembers mainly through lines of credit, term loans, and other financing options.

And finally, we have introduced financial services in some markets. We are still in the initial stages but we are following the same targeted approach as with the other products, and believe that this business presents an excellent opportunity going forward. Both personal loans and retail financial services are managed by American Express Bank.

--------------------------------------------------------------------------------
UNIQUE BUSINESS MODEL
--------------------------------------------------------------------------------

Next I'll talk about the second element of our business model - the Closed
Loop.

--------------------------------------------------------------------------------
CLOSED LOOP
--------------------------------------------------------------------------------

I think you are probably familiar with this concept. Unlike Visa and MasterCard, American Express has a direct relationship with both the merchant and the cardmember. This allows us to develop spend stimulation and loyalty programs that are closely aligned with cardmembers' spending habits. These programs have proved very effective for us and for merchants, and we continue to invest in them.

The closed loop also brings us another critical competitive advantage. Because we have access to richer, more complete data from both the merchant and the cardmember, we can create unique and flexible management information for corporations. This allows them to track employee spending, to enforce compliance with company T&E policies, and to help negotiate better rates with suppliers.

American Express also gains an advantage in terms of lower risk. The closed loop gives us a huge amount of aggregate data, which we use to improve our credit risk models. And we can also get unique data at point of sale that helps us reduce fraud.

While we know there are additional merchants we need to add to our network in key markets, I do want to point out that coverage has not proved to be an insurmountable obstacle. It has not stopped us from increasing billings or from maintaining our competitive advantage in higher average spend per cardmember.

We have improved our coverage by aligning our targeted merchant acquisition with the needs of our customer segments. And our partnerships are definitely helping.

Our merchant network is strong and growing, but I want to assure you that we are focused on adding more merchants. We know that if we can close the coverage gap further, we will drive even more billings growth through our spend model. My colleague, David House, and his team that is responsible for acquiring and managing relationships with merchants, have made great strides in expanding the network.

We believe that our focus on affluent high-spending customers requires a different merchant acquiring strategy than would a mass-market approach. In fact, our closed loop relationship with cardmembers and merchants, puts us in a strong position to understand where and how our cardmembers want to use our products. This allows us to:

o Drive more value into existing relationships with merchants through marketing campaigns that generate increased sales for them and us, and

o Selectively enroll merchants in our network by identifying where our cardmembers live and travel.

--------------------------------------------------------------------------------
COVERAGE
--------------------------------------------------------------------------------

Let me show you one tool our Establishment Services division uses to target merchants that match our cardmembers' spending needs.

This is a picture of a screen from an innovative on-line system we have deployed with our merchant sales force in Europe. Using this system, a sales person can identify merchants by industry sector and geographic location. I know you can't see the details but these dots represent locations of restaurants in Paris that already accept the American Express Card.

--------------------------------------------------------------------------------
COVERAGE
--------------------------------------------------------------------------------

Here is an even tighter focus on a specific neighborhood. The blue dots are restaurants that accept the American Express Card and the other colored dots are those that do not. The variation in colors indicates potential size of billed business. Using this system, a sales person can go street-by-street and pinpoint restaurants to sign up.

This system allows us to take a very targeted approach to locating and signing merchants in places where we know our customers want to use their card. This tool has worked very well. For example, this year we have signed over 1,000 Michelin rated restaurants in France alone through June. We have also launched an activation program that encourages cardmembers to use their cards at newly signed restaurants, by offering them complementary champagne or other amenities on their first visit. This targeted signing of merchants, combined with our marketing offers for cardmembers, encouraging them to spend at these new merchants, is an example of the power of our closed loop business model.

This focused approach is helping us make significant progress in closing the coverage gap across many industry sectors in France. We have strong levels of relevant coverage in high-end retail and T&E establishments, in areas where our cardmembers live and spend. This targeted focus, along with the partnerships with Air France and Societe Generale, have turned France into one of our strongest performing markets in terms of billings and profit growth, as I showed you earlier. And we're making similar progress expanding the network in other markets around the world.

--------------------------------------------------------------------------------
UNIQUE BUSINESS MODEL - CLOSED LOOP
--------------------------------------------------------------------------------

Before I move on to the next section, I want to mention one important issue we face on the regulatory front.

In some of our markets, authorities are taking steps to regulate Visa's and MasterCard's interchange fees. Regulators view the card associations as monopolies, and therefore carefully scrutinize the various fees that they charge their merchants and consumers. Regulators in the European Union and Australia have already placed limits on the level of interchange fee that card issuers can earn. The United Kingdom is also considering regulation.

While American Express is not the subject of these actions, the new regulations on Visa and MasterCard will have the effect of widening the gap between our merchant discount rates and those of the associations in some industry sectors. Eventually, this could exert a downward pull on our own discount rates.

We are addressing this challenge by continuing our business transformation and reengineering initiatives to maintain and improve our margins. We are also continually strengthening our value proposition to merchants to support our premium pricing.

--------------------------------------------------------------------------------
UNIQUE BUSINESS MODEL -- GLOBAL APPROACH
--------------------------------------------------------------------------------

The last advantage of our unique business model is our global approach. There are four capabilities that we believe give us an edge over our competitors:

--------------------------------------------------------------------------------
GLOBAL APPROACH
--------------------------------------------------------------------------------

o Flexibility
o Risk Management
o Servicing Platforms, and
o Global Marketing

I'll touch on each of them briefly.

--------------------------------------------------------------------------------
FLEXIBILITY - INVESTMENT OPTIMIZATION
--------------------------------------------------------------------------------

First let's look at an example of the flexibility of our portfolio. As you can see on the chart on the left, we started seeing an increase in bankruptcies in Hong Kong in 2002. So we responded by cutting back investments there and shifting our emphasis to Australia and some European markets. Not only did this reduce our risk exposure in Hong Kong, we were able to offset the net income impact from Hong Kong with increased income in the other markets.

We followed a similar approach in Argentina when that country experienced a severe financial crisis several years ago.

This flexibility is possible because we have a global structure that enables us to optimize our investments among the 24 key proprietary markets that we focus on.

We are also able to optimize investments between Corporate Card, and consumer card, both internationally and within a particular market. Investment funds can be moved between the two lines of business to capture a specific business opportunity, or to respond to changing economic conditions. In fact, we take a systematic approach, market by market, to determine how funds can be most effectively allocated among the various card businesses. A key part of this market optimization process is the joint development of initiatives for all the businesses in a market to support each other's growth strategies.

--------------------------------------------------------------------------------
RISK MANAGEMENT
--------------------------------------------------------------------------------

Risk Management is another of our global capabilities. Credit performance is improving on both the charge card and lending portfolios. While charge card and loan volumes grew in the double digits, our net loss provision as a percentage of billed business declined, reflecting our improved credit quality.

I am happy to say that credit performance remains very strong. This is the result of acquiring more high value customers and continued investment in global risk management capabilities.

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CUSTOMER SERVICE INTERNATIONAL
--------------------------------------------------------------------------------

Another global asset is our customer service network.

This is how we have configured our international customer service capabilities.

The red dots represent major center hubs that service both geographic regions and other markets. The green dots are smaller centers that complement our main hubs.

This global network is, we believe, a clear advantage for us. When volumes spike in one area, we have several alternatives to spread calls on a 24-hour basis. The network also provides us with a unique global business continuity system. When there are power failures or other unforeseen events that disrupt our ability to function at full capacity in one center, we are able to transfer calls to other locations.

--------------------------------------------------------------------------------
MARKETING
--------------------------------------------------------------------------------

Finally, there is our global marketing capability.

As I mentioned earlier, we see similar characteristics across the globe among the affluent and commercial segments. To address their common needs, we build basic value propositions centrally for our core products. This gives us the benefits of scale and consistency. These products and services are then adapted locally to meet the needs of customers or to take advantage of unique market opportunities.

Our global marketing team, drawn from talent from around the world, works closely with local marketing experts. This ensures that we have the basic global consistency in our products without sacrificing the local relevance needed for ultimate success. It also produces a network of marketing experts who can share best practices quickly, giving us faster time to market and rapid globalization. This combination of global and local marketing capabilities has resulted in the introduction of more than 80 new products and services across our international business last year.

Two of our most successful global products were first developed in international markets. The first Blue Card was launched in Taiwan in 1997. And the Centurion Card was developed and launched in the UK before we rolled it out in the United States.

--------------------------------------------------------------------------------
INTERNATIONAL CARD
--------------------------------------------------------------------------------

Now let's talk about our prospects for growth.

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CONSUMER SPEND GROWTH
--------------------------------------------------------------------------------

The consumer card market outside the United States has a lot of potential. According to estimates by Global Insight, an industry research firm, the volume of general purpose plastic spending will almost quadruple in size between 2001 and 2007. This year, the estimate of plastic spending in 19 international markets is 2.3 trillion dollars and it's expected to grow to almost 4 trillion dollars by 2007.

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SHARE OF AFFLUENT HOUSEHOLDS
--------------------------------------------------------------------------------

In addition, as you can see, affluent households have grown and are expected to grow even more as a percentage of total households in major countries.

The continued growth of this affluent base, combined with the increase in the market for general purpose plastic, gives us confidence in our potential to further grow our business.

--------------------------------------------------------------------------------
RECENT PERFORMANCE - COMMERCIAL CARD RESULTS
--------------------------------------------------------------------------------

Let me take a minute to talk about Corporate Card. We are encouraged to see that this business is bouncing back both in the US and internationally. Globally, billed business is up 18% year-over-year, which is almost 8% above the volume for the same period in 2000. Revenue is up 17%.

In our international markets, billed business is up 26%. And revenue is up
21%.

Corporate Card is a major factor in our international card business. As more companies outside the US recognize the need for expense management systems, the more opportunity we have to play a larger part in this expanding market. We believe that we have an unparalleled expense management product and we think we will gain a large piece of this rapidly expanding market.

Now I'll turn to the results for our consumer card business.

--------------------------------------------------------------------------------
RECENT PERFORMANCE - INTERNATIONAL CONSUMER CARD
--------------------------------------------------------------------------------

We have already seen that our sharpened focus on high-spending customers is paying off. Year to date in June, Cards in Force were up 5%. New Cards Acquired were down 12%, and Billed Business was up 24%, as we focused on quality vs. quantity. Over the same period, Attrition rates were down 54 basis points, and Revenue was up 16%.

These figures demonstrate that our spend-centric strategy is producing results. And the number of high value customers as a percentage of our total base is increasing. We believe this strategy will be key to our continued growth.

--------------------------------------------------------------------------------
GROWTH OPPORTUNITIES
--------------------------------------------------------------------------------

Now that I have described our international business, let me talk for a minute about the future. We believe our opportunities for growth will come both from increasing our share of the market, and in expanding the market itself.

As I mentioned earlier, we know that we have a gap to close on merchant coverage in some countries, but we have already achieved significant billings growth at our current coverage levels. The more we increase relevant coverage in regions where our cardmembers live and travel, and in industries our cardmembers want, the more our billings growth should increase.

We have also only begun to scratch the surface on expanding distribution channels. Finding more ways to get more cards to more consumers should give us additional growth potential.

And we know that our rewards programs are powerful drivers of plastic spend, especially among our high-value customer base. As we are successful in attracting more new and current cardmembers into our various rewards programs, we believe we can generate even more spend on our cards and capture a higher share of wallet.

That is how we plan to grow our share of the market. We also believe that we can actually expand the market for plastic spending. There are two principal ways that we can accomplish that: by bringing in new high-spending segments, and by adding new industries in which cardmembers can use plastic.

We believe that we can bring new customer segments into our franchise if we deploy the right products to meet their needs. One example is small and mid-sized businesses that still use predominantly cash and checks. This is a segment that we are just beginning to build, and we believe there is significant room for growth.

There are also new industry sectors in international where customers have not yet begun to use plastic. Utilities and insurance are just two of the everyday spend sectors that have billings growth potential in international.

In short, we believe we can expand our slice of the pie, while at the same time expanding the size of the pie itself.

--------------------------------------------------------------------------------
BLUE BOX
--------------------------------------------------------------------------------

We are confident that our international card strategy will continue to attract, engage, and retain high spending consumers across the globe. We believe that we have the right products for these customers. We believe our loyalty and spend stimulation programs are second to none. And we see a strong range of competitive opportunities, as we continue to innovate to meet their needs.

Despite the advantage that American Express enjoys in the high spending consumer sector, there is more of their spending that we have not yet captured. And this affluent sector is clearly growing in many parts of the world.

I believe we have already demonstrated that we can achieve scale and relevance without playing a mass-market game. Make no mistake; we want as many cards as we can possibly get in our target segment. And by staying true to our spend-centric model and continuing to expand distribution channels, we will get quality customers. These are the customers that will bring in levels of revenue that will allow us to add value to our merchant network, invest in new products and services, and contribute to shareholder value.

Thank you.